EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors'/Trustees' Power of Attorney to sign this Registration Statement and its amendments, dated Nov. 11, 2004.

(17)(f) Prospectus, dated July 29, 2005, amended as of Oct. 3, 2005, for RiverSource Aggressive Growth Fund.

(17)(g) Prospectus, dated July 29, 2005, amended as of Oct. 3, 2005, for RiverSource Small Cap Equity Fund.

(17)(h) Statement of Additional Information, dated Oct. 3, 2005, for RiverSource Aggressive Growth Fund, RiverSource Small Cap Equity Fund, RiverSource Discovery Fund and RiverSource Strategy Aggressive Fund.

(17)(k)  Prospectus, dated Oct. 3, for RiverSource Discovery Fund.

(17)(l)  Prospectus, dated May 27, 2005, for RiverSource Strategy Aggressive
         Fund.

(17)(o) Prospectus Supplement, dated July 27, 2005, for RiverSource Strategy Aggressive Fund.

(17)(p) Prospectus Supplement, dated Aug. 1, 2005, for RiverSource Strategy Aggressive Fund.

(17)(q) Prospectus Supplement, dated Oct. 3, 2005, for RiverSource Strategy Aggressive Fund.